Exhibit 10.3

                             Short Term Rental Agreement

Vidcon  Solutions  Group, Inc. 18 Technology Drive, Suite 140A, Irvine, CA 92618
hereby rents to the undersigned Renter (s) the premises know as number 18 Technology Drive, Suite 140A, Irvine, CA 92618, upon the following terms and conditions:

1. Term and Rent: Commences upon payment and clearing of all checks required for first, last month's rent and security deposit and delivery of the premises on or after February 5, 2003. The total rent due is $2,289 per month, plus any costs or payments required to be paid by Renter under this rental agreement, payable on the first day of each and every month of said term. Costs or other payments required under this agreement are considered to be part of your rent. Payment made to Vidcon when costs or other payments required by this lease are outstanding shall be accredited to those outstanding costs with any remainder then accredited to the monthly installment amount specified above. In the event, renter does not receive any amount payable by renter within ten days of the due date, and then Vidcon may assess a late fee in the amount of 5%. Vidcon may assess an administrative fee $25 for any check returned to Vidcon for insufficient funds.

2.  Renter  Obligations:  The  Agreement  (s)  jointly  and severally agree (s):

A. To pay the rent on time, on or before the 1st day of the month, and to use the premises as a business in compliance with all applicable laws and codes:

B. To maintain the premises in a clean, neat and undamaged condition at all times, and to pay for damage caused to the premises within five (5) days of receipt of the itemized statement of such damage and the cost to repair it.

C. To be liable for any loss or damage to the property, rent shall carry adequate insurance to cover all losses or damage to renters property;

               Renter  Obligation          Vidcon  obligation:
                   Heat                          X
               Electricity                       X
                   Gas                           X
           Water  and  Sewer:                    X
                Telephone                        X
            Security/Internet Access           50%/50%

And to pay all costs associated with said renter obligations, to place garbage and refuse in containers and to prevent any unsanitary conditions from arising on the premises, and to abide by all local and state health, sanitary, recycling and refuse disposal regulations.

D. To give prompt notice to Vidcon of any maintenance or repairs in writing or by telephone.

E. To make no alteration, painting application, addition, repair or improvement in or to the premises without prior written permission of Vidcon and also to refrain from excessive use of nails and to refrain from any use of tape or suspend or hang any decorative or practical items.

F. To use all appliances and fixtures provided by Vidcon in the proper manner and not to add or relocate any appliances, furniture or equipment without the prior written permission of the landlord

G.  To  prohibit  pets  from  the  premises.

H. Renter will answer the phone as Vidcon when calls come in on Vidcon lines and forward if necessary.

3.  VIDCON  -  Will  maintain  the  following  on  the  premises

A. Maintain one secured office space that may be used at anytime during the month.

B. One secured area of the warehouse for inventory and other materials that may not be touched by renter.

C.  May  use  the  conference  room  when  needed  with  the  advanced  notice.

D. Vidcon will provide all furniture that is currently on the premises for usage by the renter. The renter must maintain the property, less normal wear and tear, in good working condition.

E.  Vidcon  will  pay  for  current  phone  system  lease.

F.  Signature for both companies may be maintained at the front of the building.

4. CONFIDENTIALITY - All documents and communications within the premises are deemed confidential by both parties.

5. RENEWAL - The initial term of this agreement is 90 days and month to month thereafter. Renter(s) or Vidcon shall indicate in writing, 60 days advanced notice of the desire to cancel this agreement.

The undersigned acknowledge receipt of (1) an executed copy of this rental agreement, (2) a security deposit for $2,289/First and Last Months' Rent of $4,578 for a total of $6,867.

Network  Installations

/s/  Michael  Cummings
---------------------------
Michaeal  Cummings

/s/  Vidcon
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Vidcon